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                          PLEDGE AND SECURITY AGREEMENT


WHEREAS:


A. Continental Waste Conversion International Inc., a Delaware corporation with its principal place of business located at 300/360, 1590 Centre Street S.W., Calgary, Alberta, Canada T2G 2E6 ("Secured Party"), has agreed to make a loan (together with outstanding interest, the "Loan") to Continental Waste Conversion, an Alberta corporation with its principal place of business located at 300/360, 1590 Centre Street S.W., Calgary, Alberta, Canada T2G 2E6 ("CWC") in the principal amount of One Hundred Sixty Thousand Dollars ($160,000.00) in Canadian funds, which Loan is evidenced by a promissory note made by CWC in favor of Secured Party dated the date hereof (the "Promissory Note").

B. In consideration of, and as security for the Loan, CWC has agreed to pledge to Secured Party one hundred (100) common shares (the "Pledged Shares") that CWC owns in the capital stock of Secured Party which represents all of the equity ownership by CWC in Secured Party.

          NOW, THEREFORE, in consideration of the aforesaid agreements and the mutual covenants and conditions herein contained, the parties hereto covenant and agree with each other as follows:

1.   PLEDGE
     Subject to the terms of this Agreement, CWC hereby pledges, assigns, transfers and delivers to the Secured Party the Pledged Shares. CWC and Secured Party hereby agree that the Pledged Shares, and all the proceeds therefrom, are delivered as collateral security for the fulfillment of all obligations, present or future, direct or indirect, absolute or contingent, matured or not, of CWC to Secured Party under the Promissory Note.

2.   DEFAULT
     If CWC fails to pay the Loan or the interest thereon, or any part thereof, when due in

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accordance with the terms of the Promissory Note, or if CWC fails to fulfill any other obligation to Secured Party under the Promissory Note, then Secured Party may, without restricting the remedies available to it, upon providing written notice to CWC of such failure and provided the failure has continued for a period of seven (7) days from the date of receipt by CWC of such notice, sell any of the Pledged Shares by public or private sale and realize upon the security of the Pledged Shares, and all proceeds therefrom, up to the amount of the outstanding portion of the Loan, as fully and effectually as if Secured Party were the absolute owner thereof.

3.   RELEASE AND/OR RETURN OF PLEDGED SHARES
     Upon full and final payment of all debts due and owing under the Promissory Note, Secured Party shall return the Pledged Shares to CWC.

     GENERAL
4. During the period in which any of the Pledged Shares are retained pursuant hereto, any dividend, including a dividend paid in shares, shall be received by the Secured Party in respect of the Pledged Shares, such dividend shall be held as additional collateral.

5. All voting rights attached to the Pledged Shares may at all times be exercised by CWC until the occurance of a default by CWC under the Promissory Note, written notice of which has been given to CWC by the Secured Party, at which time such voting rights may be exercised by the Secured Party.

6. The parties hereby acknowledge the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance.

7. The release of all or part of the Pledged Shares in accordance with the terms of this Agreement shall terminate this Agreement only in respect to these Pledged Shares so released.

8.   COUNTERPARTS

     This Agreement may be executed in counterparts, each of which will be deemed to be an


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original and all of which will together constitute one and the same instrument.

9.   MISCELLANEOUS

(a) Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

(b) This Agreement will enure to the benefit or and be binding upon the parties and their respective successors and assigns.

(c) The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

(d) This Agreement will be governed by and construed in accordance with the law of the State of Delaware, U.S.A.

(e) Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by telegram, sending by telecopier, or sending by prepaid registered mail posted in Canada or the United States, the notice to the addresses set forth on the first page of this agreement (or to such other address or telecopier number as any party may specify by notice in writing to another party. Any notice delivered or sent by telegram or sent by telecopier on a business day prior to 12:00 p.m. will be deemed conclusively to have been effectively given on the day the notice was delivered, or the telegram was filed with the telegraph company, or the telecopy transmission was sent successfully, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the fifth business day after posting; but it at the time of posting of between the time of posting and the third business day thereafter there is a strike, lockout or other labor disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

(f) Delivery of an executed copy of this Agreement by telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.


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IN WITNESS WHEREOF the parties have caused this Agreement to be executed under seal and delivered this 19th day of July, 1996.

CONTINENTAL WASTE CONVERSION, INC.

By: /s/ Stanley J. Powell              /s/ Dennis L. Hazelton
   ---------------------------         ---------------------------
   Authorized Signatory

   Stanley J. Powell                   Dennis L. Hazelton
   ---------------------------         ---------------------------
   Print Name

Title: Chairman of the Board            Secretary
      ------------------------         ---------------------------


Sworn & Subscribed to before me this
19th day of July, 1996

W.W. Sanford
- ------------------------------------
A Notary Public


CONTINENTAL WASTE CONVERSION INTERNATIONAL INC.

By:  B. Munck
    --------------------------
     Authorized Signatory

     B. Munck
     -------------------------
     Print Name

Title: President
      ------------------------

Sworn & Subscribed to before me this
31 day of July, 1996


______________________________
A Notary Public in and for
the Providence of Alberta